Exhibit 99.1

Media Contact:
858-366-6900
media@tandemdiabetes.com

Investor Contact:
858-366-6900
IR@tandemdiabetes.com

FOR IMMEDIATE RELEASE

Tandem Diabetes Care Announces Fourth Quarter and Full Year 2023 Financial Results
and 2024 Financial Guidance

San Diego, February 21, 2024 - Tandem Diabetes Care, Inc. (NASDAQ: TNDM), a global insulin delivery and diabetes technology company, today reported its financial results for the quarter and year ended December 31, 2023 and provided its financial guidance for the year ending December 31, 2024.

Fourth Quarter and Recent Highlights

•Worldwide installed base increased 7 percent to approximately 452,000 in-warranty customers compared to the fourth quarter 2022.
•Launched Tandem Mobi, the world’s smallest, durable Automated Insulin Delivery (AID) System in the United States.
•Achieved first-to-market launch with multiple, next-generation continuous glucose monitoring sensor integrations.
•Launched Tandem Source, a new diabetes management platform for customers and healthcare providers in the United States.
•$467.9 million in cash, cash equivalents & short-term investments as of December 31, 2023.

“We exited the year on a high note, demonstrating positive momentum across key areas of our business, including the unprecedented accomplishment of introducing four new products in the United States,” said John Sheridan, president and chief executive officer. “2024 is positioned to be a year of tremendous opportunity for Tandem. Our portfolio of devices, applications, and insights positions us to improve the lives of more people living with diabetes worldwide, while driving operational improvement across our business.”

Exhibit 99.1
Fourth Quarter and Year End 2023 Sales Results Compared to 2022

In September 2022, the Company began offering the Tandem Choice Program (Tandem Choice) to eligible t:slim X2 customers to provide a pathway to ownership of its newest hardware platform, Tandem Mobi, for a fee when available. As a result of this program, the Company is providing select financial results for both GAAP and non-GAAP. Additional information, including the accounting treatment of this program and other non-GAAP measures, can be found under Table E “Reconciliation of GAAP versus Non-GAAP Financial Results” attached to this press release. See also “Non-GAAP Financial Measures” below.

	Three Months Ended				Year Ended
	December 31,				December 31,
($ in millions)	2023		2022		2023		2022
	GAAP	Non-GAAP	GAAP	Non-GAAP	GAAP	Non-GAAP	GAAP	Non-GAAP
Pump Shipments
United States	21,000	N/A	24,000	N/A	74,000	N/A	84,000	N/A
Outside United States	6,000	N/A	12,000	N/A	30,000	N/A	44,000	N/A
Total Worldwide	27,000	N/A	36,000	N/A	104,000	N/A	128,000	N/A

Sales
United States	$150.9	$163.5	$165.8	$168.7	$554.9	$580.0	$588.8	$592.3
Outside United States	45.9	45.9	54.7	54.7	192.8	192.8	212.4	212.4
Total Worldwide	$196.8	$209.4	$220.5	$223.4	$747.7	$772.8	$801.2	$804.7

Fourth Quarter 2023 Additional Financial Results Compared to Fourth Quarter 2022

•Sales: In the United States, GAAP sales include a $12.5 million deferral relating to Tandem Choice, compared to a deferral of $3.0 million. Non-GAAP sales do not include Tandem Choice related deferrals.

Outside the United States, both GAAP and non-GAAP sales reflect an $8.5 million reduction in sales due to a new rebate structure in a single market.

•Gross profit: GAAP gross profit was $93.3 million, compared to $115.5 million. GAAP gross margin was 47 percent, compared to 52 percent.

Non-GAAP gross profit(1) was $105.8 million compared to $118.5 million. Non-GAAP gross margin(1) was 51 percent compared to 53 percent.

•Operating income (loss): GAAP operating loss totaled $35.1 million, or negative 18 percent of sales, compared to operating loss of $17.8 million, or negative 8 percent of sales.

Non-GAAP operating loss(1) totaled $22.5 million, or negative 11 percent of sales, compared to $2.4 million or negative 1 percent of sales.

Adjusted EBITDA(1) was $4.3 million, or 2 percent of sales, compared to $25.7 million, or 11 percent of sales.

•Net income (loss): GAAP net loss was $30.0 million, compared to net loss of $15.9 million.

Non-GAAP net loss(1) was $17.5 million compared to $0.5 million.

Exhibit 99.1
Full Year 2023 Additional Financial Results Compared to Full Year 2022

•Sales: In the United States, GAAP sales include a $25.1 million deferral relating to Tandem Choice, compared to a deferral of $3.5 million. Non-GAAP sales do not include Tandem Choice related deferrals.

Outside the United States, both GAAP and non-GAAP sales reflect a $8.5 million reduction in sales due to a new rebate structure in a single market.

•Gross profit: GAAP gross profit was $367.7 million, compared to $413.0 million. GAAP gross margin was 49 percent, compared to 52 percent.

Non-GAAP gross profit(1) was $392.8 million compared to $416.5 million. Non-GAAP gross margin(1) was 51 percent compared to 52 percent.

•Operating income (loss): GAAP operating loss totaled $233.2 million, or negative 31 percent of sales, compared to $92.8 million, or negative 12 percent of sales.

Non-GAAP operating loss(1) totaled $112.6 million, or negative 15 percent of sales, compared to $45.8 million, or negative 6 percent of sales.

Adjusted EBITDA(1) was negative $9.2 million, or negative 1 percent of sales, compared to $53.4 million, or 7 percent of sales.

•Net income (loss): GAAP net loss was $222.6 million, compared to $94.6 million.

Non-GAAP net loss(1) was $102.0 million, compared to $47.6 million.

(1) A reconciliation of non-GAAP financial measures to their most directly comparable GAAP financial measures and additional information can be found in Table E “Reconciliation of GAAP versus Non-GAAP Financial Results” attached to this press release. Also see “Non-GAAP Financial Measures” below for additional information.

See tables for additional financial information.

2024 Financial Guidance

“2024 marks an exciting opportunity for Tandem to return to growth, with our 10 percent sales guidance primarily reflecting recurring revenue streams,” said Leigh Vosseller, executive vice president and chief financial officer.  “Investing in the launch of multiple new products is reflected in our margin expectations and are important for setting the foundation for these offerings to serve as catalysts for additional growth.”

The Company’s non-GAAP guidance for the fiscal year ending December 31, 2024 is set forth below. The most directly comparable GAAP financial measures are not accessible on a forward-looking basis due to the high degree of complexity in the accounting treatment for the Tandem Choice program. For a description of Non-GAAP sales, Non-GAAP gross margin, and Adjusted EBITDA margin, as well as an illustration of the reconciliation from the most directly comparable GAAP financial measures, refer to Table E “Reconciliation of GAAP versus Non-GAAP Financial Results” attached to this press release. Also see “Non-GAAP Financial Measures” below for additional information.

For the year ending December 31, 2024, the Company is providing its 2024 financial guidance as follows:

•Non-GAAP sales are estimated to be approximately $850 million for the full year and $175 million in the first quarter.
▪Sales inside the United States of approximately $625 million for the full year and $122 million in the first quarter.
▪Sales outside the United States of approximately $225 million for the full year and $53 million in the first quarter.
•Non-GAAP gross margin is estimated to be approximately 51 percent for the full year and approximately 48 percent in the first quarter.

Exhibit 99.1
•Adjusted EBITDA margin is estimated to be breakeven as a percent of sales for the full year and approximately negative 15 percent in the first quarter.
•Non-cash charges included in cost of goods sold and operating expenses are estimated to be approximately $120 million. This includes:
▪Approximately $100 million non-cash, stock-based compensation expense.
▪Approximately $20 million depreciation and amortization expense.
Non-GAAP Financial Measures

Certain non-GAAP financial measures are presented in this press release to provide information that may assist investors in understanding the Company’s financial results and assessing its prospects for future performance. The Company believes these non-GAAP financial measures are important operating performance indicators because they exclude items that are unrelated to, and may not be indicative of, the Company’s core operating results. These non-GAAP financial measures, as calculated, may not necessarily be comparable to similarly titled measures of other companies and may not be appropriate measures for comparing the performance of other companies relative to the Company. These non-GAAP financial results are not intended to represent, and should not be considered to be more meaningful measures than, or alternatives to, measures of operating performance as determined in accordance with GAAP. To the extent the Company uses such non-GAAP financial measures in the future, they will be calculated using a consistent method from period to period. A reconciliation of each of the historical GAAP financial measures to the most directly comparable historical non-GAAP financial measures has been provided in Table E “Reconciliation of GAAP versus Non-GAAP Financial Results” attached to this press release.

In particular, the accounting treatment for Tandem Choice has a high degree of complexity. In September 2022 when the program was launched, the Company began deferring a portion of sales for each eligible t:slim X2 pump shipped in the United States. Such deferrals will be recognized on a customer-by-customer basis following the commercial launch of the Company’s new hardware platform, Tandem Mobi. The timing of recognition will be based on either a) an affirmative election to participate in Tandem Choice or b) expiration of the right to participate. Notably:
•Offering the program does not impact the economics associated with how or when the initial pump sale is reimbursed.
•Customer eligibility is automatic and no election is necessary to participate in Tandem Choice at the time of a t:slim X2 purchase. An affirmative election is only required when the new hardware platform, Tandem Mobi, is commercially available, at which time any customer fees will be received and recognized as a sale.
•The expiration date of Tandem Choice is December 31, 2024.
Consistent with SEC regulations, the Company has not provided a reconciliation of forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measures in reliance on the “unreasonable efforts” exception set forth in the applicable regulations, because there is substantial uncertainty associated with predicting any future adjustments that may be made to the Company’s GAAP financial measures in calculating the non-GAAP financial measures.

Conference Call

The Company will hold a conference call and simultaneous webcast today at 4:30pm Eastern Time (1:30pm Pacific Time). The link to the webcast will be available by accessing the Events & Presentations tab in the Investor Center of the Tandem Diabetes Care website at http://investor.tandemdiabetes.com, and will be archived for 30 days. To access the call by phone, please use this link (https://register.vevent.com/register/BIa95db72e0b404258a57afd8b48cc6915) and you will be provided with dial-in details, including a personal pin.

About Tandem Diabetes Care, Inc.

Tandem Diabetes Care, a global insulin delivery and diabetes technology company, manufactures and sells advanced automated insulin delivery systems that reduce the burden of diabetes management, while creating new possibilities for patients, their loved ones, and healthcare providers. The Company’s pump portfolio features the Tandem Mobi system and the t:slim X2 insulin pump, both of which feature Control-IQ advanced hybrid closed-loop technology. Tandem Diabetes Care is based in San Diego, California. For more information, visit tandemdiabetes.com.

Exhibit 99.1
Tandem Diabetes Care, the Tandem logo, Control-IQ, Tandem Mobi and t:slim X2 are either registered trademarks or trademarks of Tandem Diabetes Care, Inc. in the United States and/or other countries.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that concern matters that involve risks and uncertainties that could cause actual results to differ materially from those anticipated or projected in the forward-looking statements. These forward-looking statements include statements regarding, among other things, the Company’s projected financial results and the ability to achieve other operational and commercial goals. The Company’s actual results may differ materially from those indicated in these forward-looking statements due to numerous risks and uncertainties. For instance, the Company’s ability to achieve projected financial results will be impacted by market acceptance of the Company’s existing products and products under development; products marketed and sold or under development by competitors; the Company’s ability to establish and sustain operations to support international sales, including expanding into additional geographies; changes in reimbursement rates or insurance coverage for the Company’s products; the Company’s ability to meet increasing operational and infrastructure requirements from higher customer interest and a larger base of existing customers; the Company’s ability to complete the development and launch of new products when anticipated; risks associated with the regulatory approval process outside the United States for new products; the potential that newer products, or other technological breakthroughs for the monitoring, treatment or prevention of diabetes, may render the Company’s products obsolete, less desirable; or may otherwise negatively impact the purchasing trends of customers; reliance on third-party relationships, such as outsourcing and supplier arrangements; global economic conditions; and other risks identified in the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, and other documents that the Company files with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Tandem undertakes no obligation to update or review any forward-looking statement in this press release because of new information, future events or other factors.

# # #

Exhibit 99.1

TANDEM DIABETES CARE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
Table A
(in thousands)

	December 31,	December 31,
	2023	2022
Assets
Current assets:
Cash, cash equivalents and short-term investments	$467,912	$616,901
Accounts receivable, net	105,555	114,717
Inventories	157,937	111,117
Other current assets	16,585	7,241
Total current assets	747,989	849,976

Property and equipment, net	76,542	68,552
Operating lease right-of-use assets	87,791	110,626
Other long-term assets	40,336	23,631
Total assets	$952,658	$1,052,785

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable, accrued expenses and employee-related liabilities	$105,742	$104,007
Operating lease liabilities	17,060	13,121
Deferred revenue	43,994	18,837
Other current liabilities	28,462	29,325
Total current liabilities	195,258	165,290

Convertible senior notes, net - long-term	285,035	283,232
Operating lease liabilities - long-term	113,572	123,524
Deferred revenue - long-term	13,331	16,874
Other long-term liabilities	31,830	23,918
Total liabilities	639,026	612,838

Total stockholders’ equity	313,632	439,947
Total liabilities and stockholders’ equity	$952,658	$1,052,785

Exhibit 99.1

TANDEM DIABETES CARE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
Table B
(in thousands, except per share data)

	(Unaudited)
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Sales	$196,796	$220,502	$747,718	$801,217
Cost of sales	103,501	104,979	380,028	388,231
Gross profit	93,295	115,523	367,690	412,986
Operating expenses:
Selling, general and administrative	85,751	97,692	352,503	335,681
Research and development	42,604	35,585	169,667	139,114
Acquired in-process research and development expenses	—	23	78,750	31,039
Total operating expenses	128,355	133,300	600,920	505,834
Operating loss	(35,060)	(17,777)	(233,230)	(92,848)
Total other income (expense), net	3,750	1,664	12,976	(4)
Loss before income taxes	(31,310)	(16,113)	(220,254)	(92,852)
Income tax expense (benefit)	(1,308)	(261)	2,357	1,742
Net loss	$(30,002)	$(15,852)	$(222,611)	$(94,594)

Net loss per share - basic and diluted	$(0.46)	$(0.25)	$(3.43)	$(1.47)

Weighted average shares used to compute basic and diluted net loss per share	65,369	64,384	64,969	64,146

Exhibit 99.1

TANDEM DIABETES CARE, INC.
SALES BY GEOGRAPHY
Table C(1)

	(Unaudited)
($'s in thousands)	Three Months Ended December 31,			Twelve Months Ended December 31,
	2023	2022	% Change	2023	2022	% Change
United States:
Pump	$82,366	$92,614	(11)%	$289,546	$329,061	(12)%
Supplies and other	81,087	76,117	7%	290,439	263,253	10%
Deferral for Tandem Choice	(12,539)	(2,950)	325%	(25,107)	(3,549)	607%
Total GAAP Sales in the United States	$150,914	$165,781	(9)%	$554,878	$588,765	(6)%
Adjustment for Tandem Choice	12,539	2,950	325%	25,107	3,549	607%
Total Non-GAAP Sales in the United States	$163,453	$168,731	(3)%	$579,985	$592,314	(2)%

Outside the United States:
Pump	$17,513	$27,347	(36)%	$84,748	$102,846	(18)%
Pump rebate	(8,452)	—	—%	(8,452)	—	—%
Supplies and other	36,821	27,374	35%	116,544	109,606	6%
Total Sales Outside the United States	$45,882	$54,721	(16)%	$192,840	$212,452	(9)%

Total GAAP Worldwide Sales	$196,796	$220,502	(11)%	$747,718	$801,217	(7)%
Adjustment for Tandem Choice	12,539	2,950	325%	25,107	3,549	607%
Total Non-GAAP Worldwide Sales	$209,335	$223,452	(6)%	$772,825	$804,766	(4)%

(1) A reconciliation of non-GAAP financial measures to their closest GAAP equivalent and additional information can be found in Table E and under the heading “Reconciliation of GAAP versus Non-GAAP Financial Results.”

TANDEM DIABETES CARE, INC.
PUMP SHIPMENTS (Unaudited)
Table D

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2023	2022	% Change	2023	2022	% Change
Pumps Shipped:
United States	21,000	24,000	(13)%	74,000	84,000	(12)%
Outside the United States	6,000	12,000	(50)%	30,000	44,000	(32)%
Total Pumps Shipped	27,000	36,000	(25)%	104,000	128,000	(19)%

Exhibit 99.1

TANDEM DIABETES CARE, INC.
Reconciliation of GAAP versus Non-GAAP Financial Results (Unaudited)
Table E

($'s in thousands)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
GAAP sales	$196,796	$220,502	$747,718	$801,217
Adjustment for Tandem Choice (1)	12,539	2,950	25,107	3,549
Non-GAAP sales	$209,335	$223,452	$772,825	$804,766

GAAP gross profit	$93,295	$115,523	$367,690	$412,986
Adjustment for Tandem Choice(1)	12,539	2,950	25,107	3,549
Non-GAAP gross profit	$105,834	$118,473	$392,797	$416,535
Non-GAAP gross margin(2)	51%	53%	51%	52%

GAAP operating loss	$(35,060)	$(17,777)	$(233,230)	$(92,848)
Acquired in-process research and development(3)	—	23	78,750	31,039
Non-recurring facility consolidation costs(4)	—	12,420	14,099	12,420
Severance costs - cash and noncash	—	—	2,680	—
Adjustment for Tandem Choice(1)	12,539	2,950	25,107	3,549
Non-GAAP operating loss	$(22,521)	$(2,384)	$(112,594)	$(45,840)
Non-GAAP operating margin(2)	(11)%	(1)%	(15)%	(6)%

GAAP net loss	$(30,002)	$(15,853)	$(222,611)	$(94,594)
Income tax expense (benefit)	(1,308)	(261)	2,357	1,742
Interest income and other, net	(5,553)	(3,243)	(22,858)	(6,204)
Interest expense	1,803	1,579	9,882	6,208
Depreciation and amortization	4,031	3,641	15,715	14,330
Stock-based compensation expense	22,742	24,441	87,688	84,918
Acquired in-process research and development(3)	—	23	78,750	31,039
Non-recurring facility consolidation costs(4)	—	12,420	14,099	12,420
Severance costs - cash and noncash	—	—	2,680	—
Adjustment for Tandem Choice(1)	12,539	2,950	25,107	3,549
Adjusted EBITDA	$4,252	$25,697	$(9,191)	$53,408
Adjusted EBITDA margin(2)	2%	12%	(1)%	7%

GAAP net loss	$(30,002)	$(15,853)	$(222,611)	$(94,594)
Acquired in-process research and development(3)	—	23	78,750	31,039
Non-recurring facility consolidation costs(4)	—	12,420	14,099	12,420
Severance costs - cash and noncash	—	—	2,680	—
Adjustment for Tandem Choice(1)	12,539	2,950	25,107	3,549
Non-GAAP net loss	$(17,463)	$(460)	$(101,975)	$(47,586)
(1) The accounting treatment for Tandem Choice has a high degree of complexity. Additional information can be found under the heading “Non-GAAP Financial Measures.”
(2) Non-GAAP margins including non-GAAP gross margin, non-GAAP operating margin, and adjusted EBITDA margin are calculated using non-GAAP sales.
(3) Acquired in-process research and development charges representing the value of acquired in-process research and development assets with no alternative future use and acquisition related expenses recorded in connection with the acquisitions of AMF Medical SA in 2023, and Capillary BioMedical, Inc. in 2022.
(4) The Company recorded $14.1 million of facility consolidation costs related to our Vista Sorrento lease in San Diego, California in 2023, and $12.4 million of facility consolidation costs primarily related to our office space in Boise, Idaho in 2022.